UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers
At their meeting on July 26, 2005, the Board of Directors of Federal Signal Corporation (the “Company”) elected John McCartney to the company’s Board of Directors. Mr. McCartney has been appointed to Director Class II .
Mr. McCartney, 52, is currently chairman of Westcon Group, Inc., a specialty distributor of networking and communications equipment for leading technology vendors, with operations in North America, Western Europe, and Asia. McCartney also is a member of the boards of directors of A.M. Castle Corp. (AMEX: CAS) and Huron Consulting Group, Inc. (NASDAQ: HURN). McCartney holds a BA in philosophy from Davidson College and a MBA, concentration in operations and finance, from The Wharton School, University of Pennsylvania. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          99.1      Federal Signal Corporation Press Release Dated July 29, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: August 1, 2005	By:	/s/ Robert D. Welding

Robert D. Welding President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release Dated July 29, 2005